UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 13, 2024
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Thomas L. Fletcher as President, Aftermarkets Applications Group

On July 31, 2024, the Board of Directors (the “Board”) of Fox Factory Holding Corp. (the “Company”) approved and announced the departure of Thomas L. Fletcher, President, Aftermarkets Applications Group, effective August 1, 2024 (the “Effective Date”). The Board determined that Mr. Fletcher’s separation is a termination without cause under the Employment Agreement, dated May 24, 2021, between Mr. Fletcher and the Company (the “Employment Agreement”).

In connection with Mr. Fletcher’s transition, on August 13, 2024 (the “Agreement Date”), the Company, Fox Factory, Inc. and Mr. Fletcher entered into an Executive Separation and Release Agreement (the “Separation Agreement”), with Mr. Fletcher’s employment with the Company ending as of the Effective Date. As of the Effective Date, Mr. Fletcher resigned from all officer and director positions he held with the Company and its affiliates (including any committee thereof).

Pursuant to the Separation Agreement, Mr. Fletcher will be entitled to the benefits described in Section 4(b)(ii) of the Employment Agreement, including (i) severance in an amount equal to twelve (12) months of Mr. Fletcher’s per annum base salary ($445,000), payable on a bi-weekly basis in accordance with normal Company payroll practices, and (ii) a pro rata payment of the performance bonus provided for in the Employment Agreement, such pro rata bonus payment being calculated as the product of the 2024 fiscal year’s performance bonus multiplied by a fraction, the numerator of which is the number of weeks Mr. Fletcher was employed with the Company in 2024 and the denominator of which is the number of weeks in the fiscal year, and such bonus payment, if any, shall be made in a cash lump sum in 2025.

Pursuant to the Separation Agreement, the Company will subsidize, in full, Mr. Fletcher’s monthly COBRA premium until the earlier of twelve (12) consecutive months following the Company’s receipt of Mr. Fletcher’s election for COBRA coverage or until Mr. Fletcher becomes eligible for an employer-sponsored group health plan at a subsequent employer.

Pursuant to the Separation Agreement, Mr. Fletcher’s 9,763 unvested restricted stock units were forfeited as of the Agreement Date. Mr. Fletcher’s 16,874 unvested performance share units will be eligible for pro-rated payout after the end of the applicable performance period if the performance goals for such performance period were achieved.

Pursuant to the Separation Agreement, following the Effective Date, Mr. Fletcher will be reasonably available for and to provide transition services to the Company on an as-needed basis for not more than twenty (20) hours a month through August 1, 2025.

This summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Separation Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Executive Separation and Release Agreement, dated August 13, 2024, between Fox Factory, Inc., Fox Factory Holding Corp. and Thomas L. Fletcher
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	August 15, 2024	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer